UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2006

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 31, 2006, Richard Chiarello submitted his resignation as Chief Operating Officer and Executive Vice President, Worldwide Operations of webMethods, Inc. (the "Company") effective immediately.

In connection with Mr. Chiarello’s resignation, the Company will pay to Mr. Chiarello a severance payment equal to his annual base salary. The Company also may make payments, on Mr. Chiarello’s behalf, for health and life insurance benefits for a period of up to twelve months. In addition, the Company will pay relocation expenses incurred by Mr. Chiarello.

Following Mr. Chiarello’s resignation, on October 31, 2006, the Company entered into a Consulting Agreement with Mr. Chiarello pursuant to which Mr. Chiarello will provide transition services to the Company. Mr. Chiarello will be compensated for any services provided under the Consulting Agreement at the rate of $185 per hour. The Consulting Agreement will terminate on December 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

November 2, 2006	By:	/s/ DAVID MITCHELL

Name: DAVID MITCHELL
Title: President and Chief Executive Officer